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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                Date of report (Date of
                earliest event reported):          December 8, 1999


                           DESTIA COMMUNICATIONS, INC.
               (Exact Name of Registrant as Specified in Charter)


   Delaware                        333-33117                 11-3132722
   (State or Other                 (Commission               (I.R.S. Employer
   Jurisdiction                    File Number)              Identification No.)
   of Incorporation)

                           Destia Communications, Inc.
                                95 Rte. 17 South
                            Paramus, New Jersey 07652
          (Address of Principal Executive Offices, Including Zip Code)

       Registrant's telephone number, including area code: (201) 226-4500

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 1.  Change in Control.

         On December 8, 1999, pursuant to an Agreement and Plan of Merger dated as of August 27, 1999 (the "Merger Agreement"), Viatel Acquisition Corp. ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of Viatel, Inc. ("Viatel") merged with and into Destia Communications, Inc. ("Destia"), a Delaware corporation (the "Merger"). Under the terms of the Merger Agreement, Destia stockholders will receive 0.445 of a share of Viatel's common stock in exchange for each share of Destia common stock outstanding at the effective time of the Merger. As a result of the consummation of the Merger, Destia continued as the surviving corporation and has become a wholly-owned subsidiary of Viatel.


Item 7.  Financial Statements, Pro Forma Financial Information
             and Exhibits.

         (a)   Financial Statements of Businesses Acquired.

                     Not Applicable

         (b)   Pro Forma Financial Information.

                     Not Applicable

         (c)   Exhibits.

                     The following exhibits are filed with this Report.

                  Exhibit No.                  Description.

                  2.1 Agreement and Plan of Merger by and among Viatel, Inc., Viatel Acquisition Corp. and Destia Communications, Inc., dated as of August 27, 1999 (incorporated by reference to
                                   Exhibit 2.1 of Destia's Current Report on
                                   Form 8-K, dated August 30, 1999).


                  99.1             Press Release of Viatel, Inc., dated
                                   December 8, 1999.



                                        2


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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           DESTIA COMMUNICATIONS, INC.



Date: December 17, 1999                    By:   /s/ James P. Prenetta
                                                 -----------------------------
                                                 Name:      James P. Prenetta
                                                 Title:     Secretary


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                                  EXHIBIT INDEX




Exhibit No.                Description.

2.1 Agreement and Plan of Merger by and among Viatel, Inc., Viatel Acquisition Corp. and Destia Communications, Inc., dated as of August 27, 1999 (incorporated by reference to Exhibit 2.1 of Destia's Current Report on Form 8-K, dated August 27, 1999).

99.1                       Press Release of Viatel, Inc., dated December 8,
                           1999.